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                                  EXHIBIT 99.2

         CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
                       PURSUANT TO RULES 13a-14 AND 15d-14
                      OF THE SECURITIES EXCHANGE ACT OF 1934

      In connection with the Quarterly Report of Burzynski Research Institute, Inc. ("BRI") on Form 10-QSB for the period ending November 30, 2002, as filed with the Securities and Exchange Commission on the date hereof, I, Stanislaw R. Burzynski, President, Secretary, and Treasurer (Chief Financial Officer) of BRI, certify that:

      1.    I have reviewed this quarterly report on Form 10-QSB of BRI.

      2. Based on my knowledge, this quarterly report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

      3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of BRI as of, and for, the periods presented in this quarterly report.

      4. I am the registrant's only certifying officer. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for BRI and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to BRI, including any consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b. evaluated the effectiveness of BRI's disclosure controls and procedure as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

            c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

      5. I am BRI's only certifying officer and I have disclosed, based on my most recent evaluation, to BRI's auditors and BRI's board of directors (or persons performing the equivalent functions):

            a. all significant deficiencies in the design or operation of internal controls which could adversely affect BRI's ability to record, process, summarize and report financial data and have identified for BRI's auditors any material weaknesses in internal controls; and

            b. any fraud, whether or not material, that involves management or other employees who have a significant role in BRI's internal controls; and

      6. I am BRI's only certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                          /s/ Stanislaw R. Burzynski
                                          -------------------------------------
                                          Stanislaw R. Burzynski
                                          President, Secretary,
                                          Treasurer (Chief Financial Officer),
                                          and Chairman of the Board of Directors

January 14, 2003